Contract

between
Reederei Hartmann GmbH & Co. KG, Leer,
(hereinafter referred to as “Reederei Hartmann”)

and
ATL Offshore GmbH & Co. MS “NORDERNEY” KG, Leer
(hereinafter referred to as “NORDERNEY”)

- together referred to as “The Parties” -

Preamble

NORDERNEY has entered into a building contract regarding the construction and delivery of a AHTS vessel under construction as hull no. 6161 with FINCANTIERI CANTIERI NAVALI S.P.A., Genoa, Italy (hereinafter referred to as “The Builder”).  The launching of the vessel took place at December 2, 2008, witnessed and certified by ABS Italy S.r.l.  Thereafter The Builder provided NORDERNEY in accordance with article 10.2.d of the building contract with an invoice for the 4th installment totaling EUR 3,677,900.00.  Reederei Hartmann, being shareholder of NORDERNEY with an registered capital of EUR 3,000,000.00 representing 25% of the total registered capital, is willing to grant NORDERNEY a loan in order to enable NORDERNEY to pay the 4th installment to The Builder.

Now therefore and in consideration of the foregoing recitations, the parties agree the following:

1.	Purpose of the loan:

Reederei Hartmann grants NORDERNEY a short-term loan about EUR 3,677,900.00.  The purpose of the loan is to enable NORDERNEY to make the 4th installment to The Builder.

2.	Availability and drawdown:

The loan shall be made available upon receipt of copies of the invoice for the 4th installment.

3.	Repayment:

The loan shall be paid back at delivery of the vessel.  Early repayments are allowed after written notice two weeks prior to the early repayment.

4.	Interests:

The Parties agree upon an interest rate of 5% p.a. to Reederei Hartmann.  Interests shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) days year.  Interests are due at the repayment day.

5.	Security:

The outstanding indebtedness shall be secured upon 1st written demand by Reederei Hartmann with sufficient securities, e.g. by the pledge of the refund guarantee related to the 4th installment.

6.	Reimbursement of costs:

All reasonable costs that may occur or have occurred in relation to and/or in execution of this Contract will be borne by NORDERNEY.

7.	Miscellaneous:

All changes of this Contract have to be made in writing in such a form that written form on the same document is a condition of validity; this applies also to an agreement chang-ing the written form requirement.  Should any of the clauses of this Contract be or become invalid, the validity of the rest of the Contract shall not be affected.  The Reederei Hartmann and NORDERNEY agree to substitute the invalid clause by a valid provision which covers the contents of the invalid provision in the best legal and economic way.

Leer, January 8th 2009

/S/	/S/
Dr. Niels Hartmann	Niels Roggemann
for and on behalf of	for and on behalf of
Reederei Hartmann GmbH & Co. KG	ATL Offshore GmbH & Co.
MS “NORDERNEY” KG